LOAN EXTENSION AGREEMENT

This Loan Extension Agreement (this “Agreement”) is entered into as of January 26, 2011, by and between Wyoming Financial Lenders, Inc., a Wyoming corporation (“WFL”), and WERCS, a Wyoming corporation (“WERCS”), and, with respect to the provisions of Sections 5 and 6 below, Western Capital Resources, Inc., a Minnesota corporation (“Guarantor”).  The parties have entered into this Agreement to extend the maturity date of the loan made by WERCS to WFL pursuant to that certain Business Loan Agreement by and between the parties dated as of April 1, 2010 (the “Loan Agreement”) and an accompanying Promissory Note of WFL in the principal amount of $2,000,000 dated as of April 1, 2010 (the “Promissory Note”).  Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Loan Agreement.

1.           Extension of Maturity Date.  In consideration for the payment of principal contemplated in Section 2 below, and on the condition that the such payment of principal is tendered as so contemplated, the parties agree that for all purposes under the Loan Agreement and Promissory Note (and in particular, the paragraph of the Promissory Note captioned “Payment”), payment on the outstanding principal plus all accrued unpaid interest under the Promissory Note shall be due and payable April 1, 2012.

2.           Payment of Principal.  In consideration for the extension of the maturity of the Loan and the Note evidencing the Loan, WFL agrees to tender to WERCS on or prior to March 31, 2011, an installment of principal under the Loan in the amount of $1,000,000.  Borrower shall continue making monthly payments of interest as set forth in the Promissory Note.

3.           Ratification of Related Documents.  The Loan Agreement and other Related Documents, as modified by this Agreement, are ratified and affirmed by Borrower and shall remain in full force and effect.  Except to the extent, if any, specifically provided for in this Agreement: (a) the liens of Lender on and security interests in any and all real or personal property (tangible or intangible) granted as security for the Loan shall continue in full force and effect and none of such property is or shall be released from such liens and security interests; and (b) this Agreement shall not constitute a waiver of any rights or remedies of Lender in respect of the Related Documents.

4.           Representations and Warranties.  WFL represents and warrants to WERCS that those representations and warranties of WFL contained in the Loan Agreement are true and correct as of the date hereof, as if such representations and warranties had been made as of the date hereof, except in cases where a representation and warranty made in the Loan Agreement is made as of a specific date; provided, however, that the representation and warranty respecting litigation is hereby qualified by reference to the pending matter of Steven Staehr and David Stueve v. Western Capital Resources, Inc., et al. (Dist. Minn.) 10-CV-01806 JNE/FLN.

5.           Confirmation of Guaranty.  Guarantor (a) consents to the terms and conditions of this Agreement; and (b) reaffirms the Commercial Guaranty dated as of April 1, 2010 and confirms and agrees that, notwithstanding this Agreement and consummation of the transactions contemplated thereby, the Guaranty and all of Guarantor’s covenants, obligations, agreements, waivers, and liabilities set forth in the Guaranty continue in full force and effect in accordance with their terms with respect to the obligations guaranteed, modified only to the extent that the guaranteed obligations are modified by this Agreement.

6.           Waiver of Defenses and Release.  Neither Borrower nor Guarantor has any claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents.  Each of Borrower and Guarantor fully, finally and forever releases and discharges (a) Lender; (b) its respective successors, assigns and affiliates; and (c) the directors, officers, employees, agents and representatives of Lender and such successors, assigns and affiliates from any and all actions, causes of action, claims debts, demands, liabilities, obligations and suits, of whatever kind or nature, in law or equity, that either Borrower or Guarantor has or in the future may have, whether known or unknown (i) in respect of the Loan, this Agreement, the Related Documents or the actions or omissions of Lender in respect of the Loan or the Related Documents and (ii) arising from events occurring prior to the date of this Agreement.

7.           General Provisions.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior understandings, agreements, or representations of the parties, whether written or oral.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both parties.  No waiver by a party of any rights hereunder shall be effective unless provided in writing.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  This Agreement shall be governed by the laws of the State of Nebraska with regard to its conflicts-of-law principles.  Upon WERCS’ request, WFL agrees to submit to the jurisdiction of the courts of Douglas County, State of Nebraska.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, the undersigned parties have set their hands to this Loan Extension Agreement as of the date first set forth above.

WYOMING FINANCIAL LENDERS, INC.

/s/ John Quandahl
John Quandahl
Chief Executive Officer and President

WERCS

By:	/s/ Robert W. Moberly
Name:	Robert W. Moberly
Title:	1/26/11

With respect to Sections 5 and 6:

GUARANTOR:

WESTERN CAPITAL RESOURCES, INC.

/s/ John Quandahl
John Quandahl
Chief Executive Officer and President